UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2012

NASB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-24033	43-1805201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (816) 765-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 24, 2012, NASB Financial, Inc. (the “Company”) held its Annual Meeting of Stockholders at the Company’s Grandview branch office, 12498 South 71 Highway, Grandview, Missouri, for the following purposes: (1) to elect three directors of the Company to serve three-year terms; (2) to take an advisory vote on the compensation of the Company’s named executive officers; (3) to take an advisory vote on the frequency, in future years, of an advisory vote on compensation of the Company’s named executive officers; (4) to ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2012; and (5) to transact such other business as may properly come before the meeting.

Set forth below, are the final voting results for each proposal submitted to a vote at the Annual Meeting of Stockholders:

Proposal 1: Election of three directors to serve a three-year term expiring in 2015.

	September 30,	September 30,	September 30,
Nominee	Votes For	Withheld	Broker Non-Votes
Frederick V. Arbanas	5,010,434	18,242	2,019,342
Laura Brady	5,009,026	19,650	2,019,342
W. Russell Welsh	5,011,090	17,586	2,019,342

Proposal 2: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Against	Abstain	Broker Non-Votes
4,948,141	25,714	54,821	2,019,342

Proposal 3: Advisory vote on the frequency, in future years, of an advisory vote on compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
1,485,390	12,693	161,472	3,369,121	2,019,342

Proposal 4: Ratify the appointment by the Board of Directors of the firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the fiscal year ending September 30, 2012.

Votes For	Against	Abstain
7,025,891	9,616	12,511

Item 5.07(d)

Consistent with both the Board of Director’s recommendation as set forth is Proposal 3 of the Company’s definitive proxy statement for the Company’s Annual Meeting of Stockholders held on January 24, 2012, and the voting results with respect to Proposal 3 as disclosed above, the Board of Directors has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers once every year, until the next advisory vote regarding frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 25, 2012	NASB FINANCIAL, INC.

	By:	/s/ Rhonda Nyhus
Vice President and Treasurer